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                                                              October 17, 1995



Jeffrey M. Gill
10 Kerry Lane
Darien, CT  06820





                           Re:      Amendment to Employment Agreement





Dear Mr. Gill:





         Reference is made to the Employment Agreement made and entered into as of August 29, 1994 by and between IPC Information Systems, Inc. ("Company") and you ("Agreement"). Section 3 of the Agreement addresses your title and duties thereunder and states that you shall serve as Chief Operating Officer of the Company with certain enumerated duties, receiving the compensation specified in
Section 4, and that you shall be subject to the direction of the Chairman and Vice Chairman of the Company.

         By execution of this letter agreement you agree that, upon the appointment by the Board of Directors of a Chief Executive Officer and President, you shall thereafter be subject to the direction of such officer.



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                                                      -14-

         If the proposed amendment meets with your approval, kindly signify your acceptance by signing the enclosed copy of this letter where indicated and returning it, whereupon the Agreement shall, in accordance with Section 24 thereof, be deemed amended.

                                                     Yours very truly,


                                                   IPC INFORMATION SYSTEMS, INC.





                                                   By:__________________________
______________________________                        Name: Daniel Utevsky
                                                      Title: Corporate Secretary
ACCEPTED AND AGREED TO
AS OF OCTOBER 17, 1995

______________________________
         Jeffrey M. Gill





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